Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File Nos. 333-188875 and 333-204220 on Form S-8 and Nos. 333-215177 and 333-223311 on Form S-3, of our report dated February 15, 2018, relating to the consolidated financial statements of CYS Investments, Inc. and subsidiaries appearing in the Current Report on Form 8-K/A of Two Harbors Investment Corp. dated September 28, 2018.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 8, 2019